Exhibit 10.8

Employment Agreement
Employer: Shandong Spring Medicine Co., Ltd. (hereinafter Party A)
Employee: Li Dailong (hereinafter Party B)

To prompt further development of Shandong Spring Medicine Co., Ltd., and facilitate the achievement and development of the employee, Party A and Party B reached the following agreement on the basis of voluntary, equality and mutual benefit:
I. Duration of employment
This agreement is valid from 1 January 2008 to 31 December 2013. The employment is for a period of five years.
II Position
Party B is employed as the chief technology officer of Shandong Spring Medicine Co., Ltd. In the duration of service, Party B can enjoy the rights of chief technology officer and shall fulfill relevant responsibilities and obligations.
III Standards for payment
During the time when Party B assumes the chief technology officer of Shandong Spring Medicine Co., Ltd., Party B will get a basic monthly salary of RMB2, 500 (RMB TWO THOUSAND AND FIVE HUNDRED in words). The salary is paid on the 20th date of the next month. It shall be paid ahead of time or be delayed if festivals or holidays fall on that day.
Assessment of Party B shall be carried out regularly by Party A. Comprehensive assessment will be made according to the performance of Party B in its work and the profits it has brought about for the company and appropriate adjustment on basic salary of Party B will be made accordingly.
IV Working range and duties
1.      Party B is responsible for making draft on science and technology development planning of the company, submitting it to the office meeting of general manager for approval and putting it into application according to the approval resolution.
2.      Leading the technicians of the company to accomplish scientific research, engineering project that the company has signed for and some relevant declared project.
3.      Party B is responsible for planning and formulating industry solution for the company.
4.      Participating in decision-making on major business problems of the company.
5.      Assisting in preparing bidding scheme and consultancy service and help sales department to accomplish the work in sales.
6.      Party B is responsible for relevant work such as review of the start, planning, customer acceptance and internal comprehensive acceptance of the project.

Exhibit 10.8

7.      Party B is responsible for coordinating and solving problems between project team and department inside the project.
8.      Party B is responsible for conducting discussion on scheme and communication on technology with potential customers/ partners.
9.      Party B is responsible for making regulations on the management of the department, hand in it for approval and put it into application and management on standardization of the business process.
10.    Party B is responsible for assessing managers of subordinate departments and relevant personnel that involve in the work.
11.    Regularly reporting its work to the general manager and regularly listen to the work report of subordinate employees.
12.    Attending conferences presided by the general manager or other important conferences of the company and accomplish other work that is assigned by the general manager.
V. Insurance and welfare
1.     The company has the obligation of turning in legal social insurance for the employed, the premium shall be paid by the company; if this agreement expires, the insurance shall not be renewed automatically and the remaining outstanding premium shall be paid by Party B voluntarily.
2.     Party B can enjoy relevant official holidays such as legal festivals and holidays of the country, wedding leave and funeral leave, etc.
3.     If Party B works more than one year for Party A and makes excellent achievement, Party A shall in due time of the year provide Party B with paid annual leave for employees as a reward.
VI Obligations and duties of the two parties
1.      Party B has the obligation of putting forward reasonable proposal that promotes the development of the company, has the right to report its work to the company and has the right to punish the employees that Party B is in charge of for their misbehaviors such as violating disciplines and regulations.
2.      Party B fulfills its duty whole-heartedly and contributes a lot to the company and then the company will give certain reward according to the performance of Party B.
3.      If Party B takes the initiative to resign, it shall apply to Party A three months ahead of time. Only when Party A is sure to find the right person for that position, can Party B resign. However, the handover shall be made clear. Since the formalities of handover are not well prepared because of Party B, Party A has the right to delay the handover. For those who resign and leave without application of resignation, the company will not pay Party B its salary and bonus that it has not got. If Party B leaves its office at its own will, the company will not pay Party B its salary and bonus that is not settled. When any condition mentioned above occurs, Party A has the right to claim a breach penalty of RMB20, 000 from Party B.
4.     When this agreement expires and Party A needs to continue the employment, this agreement can be renewed after the negotiation and consent of both parties. If there is no agreement after the negotiation, labor relationship will be terminated accordingly.

Exhibit 10.8

VII Business secret keeping
Party B has the obligation of keeping the business and technical secret for Party A, protect the image of Party A. If Party B fails its obligations, Party A has the right to sue Party B for its failure in fulfilling its obligation.
VIII The revision, cancellation and termination of the labor agreement
1.      This agreement can be revised, cancelled, or terminated with mutual consent after negotiation of the two parties.
2.      Party A has the right to dismiss Party B and cancel this agreement under the following conditions:

① When Party B severely violates labor discipline or rules and regulations of Party A;

② When severe neglect of duty and irregularities for favoritism of Party B causes serious injury to the interest of Party A;

③ When Party B is prosecuted for criminal responsibilities.

3.      Party A can cancel this agreement under the following conditions. However, Party A shall inform Party B of this in written form thirty days ahead of time:

①. Party B gets ill or is injured other than for business, and cannot resume the original work after medical treatment period;

②. Party B is not fit for the position, and it isn’t fit for the position even after it is trained or assigned for another position;

③. Both parties can’t reach agreement on revision of the original agreement according to the regulations stipulated in this agreement.
4.	Party B can cancel this agreement if Party A has not paid Party B as scheduled.
IX Handling of labor dispute
1.      This agreement takes effect on the date signed by both parties. Both Party A and Party B shall not revise or cancel this agreement without mutual consent. For the issues arise in the application of this agreement that are not stipulated in this agreement, supplementary provisions shall be made after the two parties negotiate. Supplementary provisions are as valid as this agreement itself. The two parties shall consult with each other and mediate any disputes which arise in this agreement. If all attempts fail, each party of the two can appeal to the organization of labor arbitration where Party A is located and ask for a final arbitration.
2.      This contract is made in two copies. Each Party keeps one. It takes effect after it is signed by both parties.

Party A (Seal): Shandong Spring Medicine Co., Ltd.

Exhibit 10.8

Legal representative of Party A (Signature):

Legal consultant of Party A: Wang Ya

Party B (Signature):

Date (signed on): 27 December 2007

Seal of Shandong Spring Medicine Co., Ltd.